UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

The Parking REIT Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET ROAD SUITE 340, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

Share Repurchase Program –Tacking of Shares for MVP REIT, Inc.

The Parking REIT, Inc., a Maryland corporation (the "Company"), has adopted a Share Repurchase Program (the "SRP") that sets forth the terms and procedures pursuant to which the Company may from time to time repurchase shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). Pursuant to the terms of the SRP, the Company may not purchase shares until after the two-year anniversary of the initial date of issuance of such shares (the "Two-Year Holding Period"), subject to certain exceptions, including, if the Company's board of directors (the "Board") determines, in its sole discretion, that there is an involuntary exigent circumstance.
On December 15, 2017, in connection with the merger (the "Merger") of MVP REIT, Inc., a Maryland corporation ("MVP REIT"), with and into MVP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub"), each share of common stock, $0.001 par value per share (the "MVP Common Stock"), of MVP REIT issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the merger agreement) was automatically converted into the right to receive, and the Company thereby issued, approximately 0.365 shares of Common Stock (such shares issued in connection with the Merger, the "Merger Common Stock").
The Board has determined that the Merger and the issuance of the Merger Common Stock qualifies as an involuntary exigent circumstance under the SRP and to include the period of time from the original issuance date of each share of the MVP Common Stock to the date of the Merger for purposes of determining whether shares of Merger Common Stock satisfy the Two-Year Holding Period.  As a result, shares of Merger Common Stock that, when combined with the holding period of the related MVP Common Stock, have been held for the Two-Year Holding Period, are eligible to participate in the SRP subject to the other requirements and limitations of the SRP.   In addition, the issuance date for any shares of MVP Common Stock issued pursuant to the MVP REIT, Inc. Distribution Reinvestment Plan shall be deemed to be the same date as the issuance of the shares of MVP Common Stock to which such shares relate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: February 7, 2018

THE PARKING REIT, INC.

/s/ Michael Shustek
By: Michael Shustek
 Chief Executive Officer